Exhibit 99.1

QHSLab Secures Grant Sponsorship from a Global Leader in Consumer Health to Advance Digital Medicine Tools for Allergy Management in the Primary Care Setting

WEST PALM BEACH, FL, September 25, 2024 (GLOBE NEWSWIRE) — QHSLab, Inc. (the “Company”) (OTCQB: USAQ), a leader in digital health and point-of-care technologies designed to empower clinicians with proactive, value-based healthcare solutions, is proud to announce a significant grant sponsorship from a Global Leader in Consumer Health. This $297,360 grant will fund a pivotal study titled “Harnessing Digital Medicine Tools for Improving Allergic Rhinitis Control in the Primary Care Setting: Optimizing Management and Outcomes via Technology.” The initiative is part of a broader effort to integrate advanced digital medicine tools into primary care, with the goal of improving the management of allergic rhinitis (AR) and supporting patients with evidence-based self-care.

The collaborative agreement between QHSLab and the Global Leader in Consumer Health reflects a shared commitment to leveraging cutting-edge technology to enhance patient self-care. This partnership aligns with the sponsor’s strategic focus on utilizing innovation and scientific expertise to meet unmet healthcare needs, ensuring that the latest advancements in digital health reach both patients and healthcare providers.

“We are honored to receive this supportive grant from a Global Leader in Consumer Health, a company that shares our dedication to utilizing digital health technologies to make a measurable difference in patient outcomes,” said Troy Grogan, CEO of QHSLab. “This collaboration empowers us to further validate our digital tools in real-world clinical settings, equipping healthcare providers with the resources they need to deliver personalized, evidence-based treatments for allergic rhinitis. We anticipate our research will underscore the transformative potential of digital medicine in primary care, ultimately benefiting countless patients.”

Under the scientific leadership of Marcos Sanchez-Gonzalez, MD, PhD, Principal Investigator, the study will explore the effectiveness of QHSLab’s Allergy Management Evaluation (AME) and Allergic Rhinitis Intervention Steps (ARIS) tools. “Allergic rhinitis remains a prevalent yet underdiagnosed condition,” said Dr. Sanchez-Gonzalez. “By seamlessly integrating digital tools into routine care, we aim to provide both patients and healthcare providers with enhanced information and management strategies. This research is designed not only to improve symptom control but also to enhance patients’ quality of life, satisfaction, and reduce overall healthcare costs.”

QHSLab’s digital platform, including tools such as AME and ARIS, is engineered to provide healthcare providers comprehensive data on patient symptoms, treatment adherence, and overall health. The platform’s AI-driven algorithms and intuitive interface ensure that patients receive timely, personalized care recommendations, promoting more effective management of their conditions. This study will play a key role in demonstrating the clinical and economic benefits of these tools, paving the way for their wider adoption across healthcare systems.

Additionally, QHSLab is proud to announce that the study titled Harnessing Digital Medicine to Improve Allergic Rhinitis Management in Primary Care (DMAR), Protocol Record QHSLab 002-24, has been officially registered NCT06603935 and publicly available at ClinicalTrials.gov.

For more information about QHSLab and its digital health solutions, please visit qhslab.com/research.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also improving their revenues.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

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